EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2010 Option Incentive Scheme of Magal Security Systems Ltd. (the “Company,”) of our report dated March 27, 2009, with respect to the financial statements of SENSTAR STELLAR LATIN AMERICA, S.A. DE C.V. as of December 31, 2008 and for the year ended December 31, 2008, included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

Mexico, D F	/s/ Salles, Sáinz - Grant Thornton, S. C.
May 9, 2011	Salles, Sáinz - Grant Thornton, S. C.